Exhibit 10.2
Home Solutions of America, Inc.
2001 Stock Plan
Restricted Stock Purchase Agreement
     This Restricted Stock Purchase Agreement (this “Agreement”) is executed between Home Solutions of America, Inc., a Delaware corporation (the “Company”) and Jeffrey M. Mattich, the Chief Financial Officer of the Company on the date hereof (“Recipient”), effective this the 11th day of May, 2007 (the “Effective Date”). Unless otherwise defined in this Agreement, the capitalized terms herein shall have the same meaning as defined in the Company’s 2001 Stock Plan (the “Plan”).
I. NOTICE OF RESTRICTED STOCK GRANT
     The undersigned Recipient, in consideration of Recipient’s service as Chief Financial Officer during the period from January 10, 2006 to December 31, 2006 (the “Compensation Period”) and his performance during such period, is hereby awarded, in satisfaction of the long term incentive compensation award granted to Recipient for the fiscal year ended December 31, 2006, the following shares (the “Restricted Stock”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to the restrictions set forth herein and in the Plan. The Restricted Stock is subject to the terms and conditions of the Plan and this Agreement. Certain information relevant to the grant of Restricted Stock to Recipient is set forth below:

Name of Recipient:	Jeffrey M. Mattich

Date of Grant:	May 15, 2007

Type of Security:	Common Stock

Price per Share Paid by Recipient:	$-0- per share

Closing Price of Common Stock on Nasdaq on Date of Grant:	$5.54 per share
Total Number of Shares of Restricted Stock Granted:	17,148 shares

Value of Shares:	$95,000
II. TERMS APPLICABLE TO RESTRICTED STOCK
     1. Vesting. The Restricted Stock shall vest in accordance with the vesting schedule attached hereto as Exhibit “A”. The Restricted Stock granted to Recipient shall be subject to Recipient’s continuing service as an employee of the Company during the Compensation Period.

Subject to any applicable provisions of any employment agreement between the Company and the Recipient, which shall control in the event of any conflict between such employment agreement and this Agreement, if Recipient does not serve as an employee of the Company for the entire Compensation Period for any reason, all shares of Restricted Stock that are unvested on the effective date of Recipient’s termination of employment with the Company shall be forfeited; provided, that Recipient shall be entitled to retain all shares of Restricted Stock that are vested on or before the effective date of Recipient’s termination of employment with the Company. In the event that any shares of Restricted Stock are forfeited by Recipient pursuant to the terms of this Agreement, any employment agreement between Recipient and the Company, the Plan or otherwise, upon such forfeiture (i) Recipient agrees to promptly return to the Company, all stock certificate(s) evidencing the shares of Restricted Stock granted to Recipient, together with a duly executed stock power and such other instruments of assignment and agreements as may be requested by the Company, (ii) the unvested shares of Restricted Stock shall be cancelled and returned to treasury, and the stock certificate(s) representing the unvested shares of Restricted Stock shall be cancelled (but only with respect to unvested shares Restricted Stock), and (iii) the Company shall cause its transfer agent to issue to Recipient, a new stock certificate representing any vested shares of Restricted Stock to which Recipient is entitled as of the effective date of Recipient’s termination of employment or other event resulting in the forfeiture of unvested shares of Restricted Stock.
     2. Share Certificates. Each certificate issued in respect to the Restricted Stock shall be registered in Recipient’s name and, at the Company’s request, deposited by him, together with a stock power endorsed in blank, with the Company or its authorized escrow agent, and shall bear the following legend (or a similar legend) together with any other appropriate legend:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO VESTING REQUIREMENTS AND RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT DATED MAY 11, 2007, ENTERED INTO BETWEEN THE REGISTERED OWNER AND HOME SOLUTIONS OF AMERICA, INC. THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, A COPY OF SUCH AGREEMENT UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL OR REGISTERED OFFICE.
     3. Disposition of Shares. Recipient will not, without the prior written consent of the Company, directly or indirectly, offer, pledge, encumber, sell, assign, contract to sell, sell short, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of, transfer or convey (collectively, “Transfer”) any unvested shares of Restricted Stock or any rights with respect thereto. Any attempted transfer of unvested shares of Restricted Stock in violation of this Section 3 will be null, void and of no force or effect.

     4. Voting. Recipient shall have the right to vote the vested and unvested shares of Restricted Stock, except as otherwise provided by the Plan.
     5. Compliance with Company Procedures, Laws and Regulations. The Transfer of the Restricted Stock shall be subject to compliance by Recipient with the Company’s Insider Trading Policy, the Company’s Code of Ethics, and all other codes and policies of the Company applicable to the Transfer of the Restricted Stock. Further, any Transfer of the Restricted Stock shall comply with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed or any national quotations system upon which the Company’s Common Stock may be quoted at the time of such Transfer. Recipient understands that the Company is under no obligation to register or qualify the Restricted Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Recipient agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of Restricted Stock in violation of any provision of this Agreement.
     6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be modified adversely to Recipient’s interest except by a writing signed by the Company and Recipient. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware. Venue for all disputes arising hereunder shall be proper exclusively in Dallas County, Texas.
     7. No Guarantee of Continued Service. Recipient acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the terms and conditions set forth herein do not constitute an express or implied promise of continued engagement as an employee for any period or at all, and shall not interfere in any way with Recipient’s right or the Company’s right to terminate Recipient’s service as an employee at any time.
     8. Acknowledgement of Plan. Recipient acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts the grant of Restricted Stock and agrees to all of the terms and provisions thereof related thereto. Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.
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     This Agreement has been executed by the Company and Recipient this the ___day of May, 2007, effective for all purposes as of the Effective Date.

COMPANY: HOME SOLUTIONS OF AMERICA, INC.
By:
	Name:	Frank J. Fradella
	Title:	Chairman, President and Chief Executive Officer

RECIPIENT:

Name: Jeffrey M. Mattich, Chief Financial Officer

Exhibit A
Vesting Schedule

Date	No. of Shares Vesting
May 11, 2007	0
June 11, 2007	476
July 11, 2007	476
August 11, 2007	476
September 11, 2007	476
October 11, 2007	476
November 11, 2007	476
December 11, 2007	476
January 11, 2008	476
February 11, 2008	476
March 11, 2008	476
April 11, 2008	476
May 11, 2008	476
June 11, 2008	476
July 11, 2008	476
August 11, 2008	476
September 11, 2008	476
October 11, 2008	476
November 11, 2008	476
December 11, 2008	476
January 11, 2009	476
February 11, 2009	476
March 11, 2009	476
April 11, 2009	476
May 11, 2009	476
June 11, 2009	476
July 11, 2009	476
August 11, 2009	476
September 11, 2009	476
October 11, 2009	476
November 11, 2009	476
December 11, 2009	476
January 11, 2010	476
February 11, 2010	476
March 11, 2010	476
April 11, 2010	476
May 11, 2010	488